November 2023

Preliminary Terms No. 25

Registration Statement Nos. 333-275587; 333-275587-01

Dated November 17, 2023

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Dual Directional Knock-Out Notes With Daily Trigger Monitoring due May 23, 2025

Based on the Value of Invesco QQQ Trust℠, Series 1

Fully and Unconditionally Guaranteed by Morgan Stanley

The notes are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The notes will pay no interest and will have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented and modified by this document. The payment at maturity on the notes will be determined as follows: If the determination closing price of the underlying shares has remained less than or equal to the upside knock-out level, which is 115% of the initial share price, and greater than or equal to the downside knock-out level, which is 85% of the initial share price, on each trading day during the term of the notes, we will pay per note at maturity: (i) if the final share price is greater than or equal to the initial share price, the stated principal amount of $1,000 plus the greater of (a) a return reflecting 100% of the upside performance of the underlying shares, which will effectively be limited to a return of 15%, and (b) the upside payment, or (ii) if the final share price is less than the initial share price, the stated principal amount plus the greater of (a) a positive return equal to the absolute value of the percentage decline, which will also effectively be limited to a positive return of 15%, and (b) the upside payment. However, if the determination closing price of the underlying shares is greater than the upside knock-out level or less than the downside knock-out level on any trading day during the term of the notes, a trigger event will have occurred and, at maturity, we will pay per note only the stated principal amount of $1,000 plus the upside payment of at least $68 per note. The actual upside payment will be set on the pricing date. The notes are for investors who are concerned about principal risk but seek an equity fund-based return, determined as set forth herein, and who are willing to forgo current income and uncapped participation in the appreciation of the underlying shares in exchange for the repayment of principal at maturity plus the possibility of receiving a return based on a limited range of performance of the underlying shares but only if the determination closing price of the underlying shares has remained less than or equal to the upside knock-out level and greater than or equal to the downside knock-out level on each trading day during the term of the notes. The notes are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These notes are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

Summary Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per note
Stated principal amount:	$1,000 per note
Aggregate principal amount:	$
Pricing date:	November 20, 2023
Original issue date:	November 24, 2023 (3 business days after the pricing date)
Maturity date:	May 23, 2025
Interest:	None
Underlying shares:	Invesco QQQ Trust℠, Series 1 (the “Fund”)
Trigger event:

A trigger event occurs if, on any trading day from but excluding the pricing date to and including the valuation date, the determination closing price of the underlying shares is greater than the upside knock-out level or less than the downside knock-out level. If a trigger event occurs on any trading day during the term of the notes, you will receive at maturity only the stated principal amount of $1,000 plus the upside payment.

Payment at maturity:

The payment at maturity will depend on whether or not a trigger event has occurred and will be determined as follows:

●If a trigger event HAS NOT occurred on any trading day during the term of the notes up to and including the valuation date:

●If the final share price is greater than or equal to the initial share price:

$1,000 + the greater of (i) $1,000 × share percent change and (ii) the upside payment

In this scenario, you will receive a 1% positive return on the notes for each 1% positive return on the underlying shares if the underlying shares appreciate in value by more than 6.80%. In no event will this amount exceed the stated principal amount plus $150 per note.

●If the final share price is less than the initial share price:

$1,000 + the greater of (i) $1,000 × absolute share return and (ii) the upside payment

In this scenario, you will receive a 1% positive return on the notes for each 1% negative return on the underlying shares if the underlying shares depreciate in value by more than 6.80%. In no event will this amount exceed the stated principal amount plus $150 per note.

●If a trigger event HAS occurred on any trading day during the term of the notes up to and including the valuation date:

$1,000 + the upside payment

Upside payment:	At least $68 per note (6.80% of the stated principal amount). The actual upside payment will be set on the pricing date.
Initial share price:	$ , which is the determination closing price on the pricing date
Final share price:	The closing price of one underlying share on the valuation date times the adjustment factor on such date
Adjustment factor:	1.0, subject to adjustment in the event of certain events affecting the underlying shares
Upside knock-out level:	$ , which is 115% of the initial share price
Downside knock-out level:	$ , which is 85% of the initial share price
Share percent change:	(final share price – initial share price) / initial share price
Absolute share return:	The absolute value of the share percent change
Valuation date:	May 20, 2025, subject to postponement for non-trading days and certain market disruption events
CUSIP:	61775MZE9
ISIN:	US61775MZE91
Listing:	The notes will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $980.50 per note, or within $25.00 of that estimate. See “Investment Summary” beginning on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per note	$1,000	$10	$990
Total	$	$	$

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $10 for each note they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for equity-linked notes.

(2)See “Use of proceeds and hedging” on page 14.

The notes involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 6.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these notes, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Notes” and “Additional Information About the Notes” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

 Product Supplement for Equity-Linked Notes dated November 16, 2023  Index Supplement dated November 16, 2023

 Prospectus dated November 16, 2023

Morgan Stanley Finance LLC

Dual Directional Knock-Out Notes With Daily Trigger Monitoring due May 23, 2025

Based on the Value of Invesco QQQ TrustSM, Series 1

Investment Summary

Dual Directional Knock-Out Notes With Daily Trigger Monitoring

The Dual Directional Knock-Out Notes With Daily Trigger Monitoring due May 23, 2025 Based on the Value of the Invesco QQQ Trust℠, Series 1 (the “notes”) offer a positive return equal to the greater of (i) the share percent change or the absolute share return, as applicable, and (ii) the upside payment but only if the determination closing price of the underlying shares has remained less than or equal to the upside knock-out level and greater than or equal to the downside knock-out level on each trading day during the term of the notes. The notes provide investors:

￭an opportunity to gain 1-to-1 upside exposure for a limited range of performance of the Invesco QQQ Trust℠, Series 1

￭the repayment of principal at maturity, plus a minimum positive return of 6.80%, subject to our creditworthiness

If the determination closing price of the underlying shares has remained less than or equal to the upside knock-out level and greater than or equal to the downside knock-out level on each trading day during the term of the notes, we will pay per note at maturity: (i) if the final share price is greater than or equal to the initial share price, the stated principal amount plus the greater of (a) a return reflecting 100% of the upside performance of the underlying shares, which will effectively be limited to a return of 15%, and (b) the upside payment, or (ii) if the final share price is less than the initial share price, the stated principal amount plus the greater of (a) a positive return equal to the absolute value of the percentage decline, which will also effectively be limited to a positive return of 15%, and (b) the upside payment. However, if the determination closing price of the underlying shares is greater than the upside knock-out level or less than the downside knock-out level on any trading day during the term of the notes, a trigger event will have occurred and, at maturity, we will pay per note only the stated principal amount of $1,000 plus the upside payment of at least $68 per note. The actual upside payment will be set on the pricing date. All payments on the notes, including the repayment of principal at maturity, are subject to our credit risk.

Maturity:	Approximately 1.5 years
Upside payment:	At least $68 per note (6.80% of the stated principal amount). The actual upside payment will be set on the pricing date.
Upside knock-out level:	115% of the initial share price, monitored daily throughout the term of the notes
Downside knock-out level:	85% of the initial share price, monitored daily throughout the term of the notes
Interest:	None

The original issue price of each note is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the notes, which are borne by you, and, consequently, the estimated value of the notes on the pricing date will be less than $1,000. We estimate that the value of each note on the pricing date will be approximately $980.50, or within $25.00 of that estimate. Our estimate of the value of the notes as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the notes on the pricing date, we take into account that the notes comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the notes is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the notes?

In determining the economic terms of the notes, including the upside payment, the upside knock-out level and the downside knock-out level, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the notes would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the notes?

The price at which MS & Co. purchases the notes in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the notes, and, if it once chooses to make a market, may cease doing so at any time.

November 2023 Page 2

Morgan Stanley Finance LLC

Dual Directional Knock-Out Notes With Daily Trigger Monitoring due May 23, 2025

Based on the Value of Invesco QQQ TrustSM, Series 1

Key Investment Rationale

Dual Directional Knock-Out Notes With Daily Trigger Monitoring offer investors potential upside exposure for a limited range of performance of the underlying shares but only if a trigger event does not occur. They are for investors who are concerned about principal risk but seek an equity fund-based return, determined as set forth herein, and who are willing to forgo current income and uncapped participation in the appreciation of the underlying shares in exchange for the repayment of principal at maturity plus the possibility of receiving a return based on a limited range of performance of the underlying shares but only if the determination closing price of the underlying shares has remained less than or equal to the upside knock-out level and greater than or equal to the downside knock-out level on each trading day during the term of the notes. If the determination closing price of the underlying shares has remained less than or equal to the upside knock-out level and greater than or equal to the downside knock-out level on each trading day during the term of the notes, we will pay per note at maturity: (i) if the final share price is greater than or equal to the initial share price, the stated principal amount plus the greater of (a) a return reflecting 100% of the upside performance of the underlying shares, which will effectively be limited to a return of 15%, and (b) the upside payment, or (ii) if the final share price is less than the initial share price, the stated principal amount plus the greater of (a) a positive return equal to the absolute value of the percentage decline, which will also effectively be limited to a positive return of 15%, and (b) the upside payment. However, if the determination closing price of the underlying shares is greater than the upside knock-out level or less than the downside knock-out level on any trading day during the term of the notes, a trigger event will have occurred and, at maturity, we will pay per note only the stated principal amount of $1,000 plus the upside payment of at least $68 per note. The actual upside payment will be set on the pricing date.

Trigger Event

A trigger event occurs if, on any trading day from but excluding the pricing date to and including the valuation date, the determination closing price of the underlying shares is greater than the upside knock-out level or less than the downside knock-out level. If a trigger event occurs on any trading day during the term of the notes, you will receive at maturity only the stated principal amount of $1,000 plus the upside payment.

Scenario 1 – A Trigger Event Does Not Occur and the Underlying Shares Appreciate

If a trigger event has not occurred (meaning that the determination closing price of the underlying shares has remained less than or equal to the upside knock-out level and greater than or equal to the downside knock-out level on each trading day during the term of the notes) and the final share price is greater than or equal to the initial share price, you will receive for each security that you hold $1,000 plus the greater of (a) a return reflecting 100% of the share percent change, and (b) the upside payment. The maximum return at maturity you may receive in this scenario is a positive return of 15%.

Scenario 2 – A Trigger Event Does Not Occur and the Underlying Shares Depreciate

If a trigger event has not occurred (meaning that the determination closing price of the underlying shares has remained less than or equal to the upside knock-out level and greater than or equal to the downside knock-out level on each trading day during the term of the notes) and the final share price is less than the initial share price, you will receive for each security that you hold $1,000 plus the greater of (a) a 1% positive return for each 1% negative return on the underlying shares, and (b) the upside payment. The maximum return at maturity you may receive in this scenario is a positive return of 15%.

Scenario 3 – A Trigger Event Occurs

If a trigger event has occurred (meaning that the determination closing price of the underlying shares is greater than the upside knock-out level or less than the downside knock-out level on any trading day during the term of the notes), you will receive at maturity only the stated principal amount of $1,000 plus the upside payment of at least $68 per note. The actual upside payment will be set on the pricing date.

November 2023 Page 3

Morgan Stanley Finance LLC

Dual Directional Knock-Out Notes With Daily Trigger Monitoring due May 23, 2025

Based on the Value of Invesco QQQ TrustSM, Series 1

Hypothetical Payout on the Notes

The following hypothetical examples illustrate how to calculate the payment at maturity on the notes. The following examples are for illustrative purposes only. The payment at maturity on the notes is subject to our credit risk. The below examples are based on the following terms. The actual initial share price, upside knock-out level and downside knock-out level will be determined on the pricing date.

Stated Principal Amount:	$1,000 per note
Hypothetical Initial Closing Price:	$350.00
Hypothetical Upside Knock-Out Level:	$402.50 (115% of the hypothetical initial share price)
Hypothetical Downside Knock-Out Level:	$297.50 (85% of the hypothetical initial share price)
Hypothetical Upside Payment:	$68 (6.80% of the stated principal amount)
Interest:	None

EXAMPLE 1: A Trigger Event HAS occurred.

In this example, the determination closing price of the underlying shares is greater than the upside knock-out level or less than the downside knock-out level on any trading day during the term of the notes. Therefore, a trigger event has occurred and investors receive at maturity only the stated principal amount of $1,000 plus the upside payment, regardless of the performance of the underlying shares. Given the hypothetical upside payment of $68, the investor would receive a payment at maturity of $1,068 per note, or a return of 6.80%, but would not participate in any performance of the underlying shares because a trigger event has occurred.

EXAMPLE 2: A Trigger Event HAS NOT occurred and the underlying shares increase by 10% from the initial share price to the final share price.

Final share price		$385.00
Share percent change	=	($385.00 – $350.00) / $350.00 = 10%
Payment at maturity	=	$1,000 + ($1,000 × share percent change)
	=	$1,000 + ($1,000 × 10%)
	=	$1,000 + $100
	=	$1,100

In this example, the determination closing price of the underlying shares has remained less than or equal to the upside knock-out level and greater than or equal to the downside knock-out level on each trading day during the term of the notes. Therefore, a trigger event has not occurred. Because the final share price is greater than or equal to the initial share price, and the share percent change is greater than the minimum positive return of 6.80%, investors receive a return at maturity equal to the share percent change. The payment at maturity is $1,100 per note, resulting in a return of 10%.

EXAMPLE 3: A Trigger Event HAS NOT occurred and the underlying shares increase by 2% from the initial share price to the final share price.

Final share price		$357.00
Share percent change	=	($357.00 – $350.00) / $350.00 = 2%
Payment at maturity	=	$1,000 + upside payment
	=	$1,000 + $68
	=	$1,068

In this example, the determination closing price of the underlying shares has remained less than or equal to the upside knock-out level and greater than or equal to the downside knock-out level on each trading day during the term of the notes. Therefore, a trigger event has not occurred. Because the final share price is greater than or equal to the initial share price, and the share percent change is less than or equal to the minimum positive return of 6.80%, investors receive at maturity the stated principal amount plus the upside payment of $68. The payment at maturity is $1,068 per note, resulting in a return of 6.80%.

November 2023 Page 4

Morgan Stanley Finance LLC

Dual Directional Knock-Out Notes With Daily Trigger Monitoring due May 23, 2025

Based on the Value of Invesco QQQ TrustSM, Series 1

EXAMPLE 4: A Trigger Event HAS NOT occurred and the underlying shares decrease by 8% from the initial share price to the final share price.

Final share price		$322.00
Share percent change	=	($322.00 – $350.00) / $350.00 = -8%
Payment at maturity	=	$1,000 + ($1,000 × absolute share return)
	=	$1,000 + ($1,000 × 8%)
	=	$1,000 + $80
	=	$1,080

In this example, the determination closing price of the underlying shares has remained less than or equal to the upside knock-out level and greater than or equal to the downside knock-out level on each trading day during the term of the notes. Therefore, a trigger event has not occurred. Because the final share price is less than the initial share price, and the absolute share return is greater than the minimum positive return of 6.80%, investors receive a return at maturity equal to the absolute share return. The payment at maturity is $1,080 per note, resulting in a return of 8%.

EXAMPLE 5: A Trigger Event HAS NOT occurred and the underlying shares decrease by 3% from the initial share price to the final share price.

Final share price		$339.50
Share percent change	=	($339.50 – $350.00) / $350.00 = -3%
Payment at maturity	=	$1,000 + upside payment
	=	$1,000 + $68
	=	$1,068

In this example, the determination closing price of the underlying shares has remained less than or equal to the upside knock-out level and greater than or equal to the downside knock-out level on each trading day during the term of the notes. Therefore, a trigger event has not occurred. Because the final share price is less than the initial share price, and the absolute share return is less than or equal to the minimum positive return of 6.80%, investors receive at maturity the stated principal amount plus the upside payment of $68. The payment at maturity is $1,068 per note, resulting in a return of 6.80%.

If a trigger event does not occur on any trading day during the term of the notes, the return on the notes will equal the greater of (i) the share percent change or the absolute share return, as applicable, and (ii) the upside payment. If a trigger event occurs on any trading day during the term of the notes, the return on the notes will equal only the upside payment, without any participation in the performance of the underlying shares.

November 2023 Page 5

Morgan Stanley Finance LLC

Dual Directional Knock-Out Notes With Daily Trigger Monitoring due May 23, 2025

Based on the Value of Invesco QQQ TrustSM, Series 1

Risk Factors

This section describes the material risks relating to the notes. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the notes.

Risks Relating to an Investment in the Notes

￭The notes do not pay interest and may not pay more than a minimum positive return of 6.80% at maturity. If a trigger event does not occur and the share percent change or the absolute share return, as applicable, is less than or equal to 6.80%, you will receive a payment at maturity of only the stated principal amount of $1,000 plus the upside payment of $68 for each note you hold. If a trigger event occurs, the return on the notes will equal only the upside payment, without any participation in the performance of the underlying shares. As the notes do not pay any interest, the overall return on the notes (the effective yield to maturity) may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity. The notes are for investors who are concerned about principal risk but seek an equity fund-based return, determined as set forth herein, and who are willing to forgo current income in exchange for the repayment of principal at maturity plus the possibility of receiving a return based on a limited range of performance of the underlying shares, but only if a trigger event does not occur.

￭You may not participate in any performance of the underlying shares, and your maximum gain on the notes is limited by the upside knock-out level and downside knock-out level. If the determination closing price of the underlying shares is greater than the upside knock-out level or less than the downside knock-out level on any trading day during the term of the notes, the payment at maturity will equal only the stated principal amount plus the upside payment, without any participation in the performance of the underlying shares, and you will not benefit from the dual-directional feature of the notes. If the determination closing price of the underlying shares has remained less than or equal to the upside knock-out level and greater than or equal to the downside knock-out level on each trading day during the term of the notes, we will pay per note at maturity: (i) if the final share price is greater than or equal to the initial share price, the stated principal amount plus the greater of (a) a return reflecting 100% of the upside performance of the underlying shares, which will effectively be limited to a return of 15%, and (b) the upside payment, or (ii) if the final share price is less than the initial share price, the stated principal amount plus the greater of (a) a positive return equal to the absolute value of the percentage decline, which will also effectively be limited to a positive return of 15%, and (b) the upside payment. Accordingly, the maximum gain on the notes is limited by the upside knock-out level and the downside knock-out level, and the maximum payment at maturity is $1,150.00 per $1,000 principal amount of notes, which would be payable only if a trigger event has not occurred and the final share price represents an appreciation of exactly 15% from the initial share price, or a decline of exactly 15% from the initial share price, as applicable. Any further appreciation of the underlying shares beyond the upside knock-out level, or any further depreciation of the underlying shares beyond the downside knock-out level, each measured as of the close of trading on each trading day during the term of the notes, will result in a payment at maturity of only the stated principal amount plus the upside payment, without any participation in the performance of the underlying shares.

￭The market price of the notes will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market, including whether or not a trigger event has occurred, the value of the underlying shares at any time, and in particular, on the valuation date, the trading price, volatility (frequency and magnitude of changes in value) and dividends of the underlying shares and of the stocks composing the Nasdaq-100 Index® (the “share underlying index”), interest and yield rates in the market, time remaining until the notes mature, geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or equities markets generally and which may affect the final share price of the underlying shares, the occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factor, and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the notes will be affected by the other factors described above. The price of the underlying shares may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Invesco QQQ Trust℠, Series 1 Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per note if you try to sell your notes prior to maturity.

￭The notes are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the notes. You are dependent on our ability to pay all amounts due on the notes at maturity and therefore you are subject to our credit risk. The notes are not guaranteed by any other entity. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the notes prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the notes.

November 2023 Page 6

Morgan Stanley Finance LLC

Dual Directional Knock-Out Notes With Daily Trigger Monitoring due May 23, 2025

Based on the Value of Invesco QQQ TrustSM, Series 1

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The final share price is not based on the value of the underlying shares at any time other than the valuation date. The final share price will be based on the determination closing price on the valuation date, subject to postponement for non-trading days and certain market disruption events. Assuming a trigger event does not occur, even if the value of the underlying shares moves in a favorable manner prior to the valuation date but then moves in an unfavorable manner by the valuation date, the payment at maturity may be significantly less than it would have been had the payment at maturity been linked to the value of the underlying shares prior to such appreciation. Although the actual value of the underlying shares on the stated maturity date or at other times during the term of the notes may be different than the final share price, as determined on the valuation date, the final share price will be based solely on the determination closing price of the underlying shares on the valuation date.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the notes in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the notes in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the notes less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the notes is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the notes than those generated by others, including other dealers in the market, if they attempted to value the notes. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your notes at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the notes will be influenced by many unpredictable factors” above.

￭Investing in the notes is not equivalent to investing in the underlying shares or the stocks composing the share underlying index. Investing in the notes is not equivalent to investing in the underlying shares, the share underlying index or the stocks that constitute the share underlying index. Investors in the notes will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying index. See “Hypothetical Payout on the Notes” above.

￭The notes will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your notes for the entire 1.5-year term of the notes. The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. may, but is not obligated to, make a market in the notes and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the notes, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost

November 2023 Page 7

Morgan Stanley Finance LLC

Dual Directional Knock-Out Notes With Daily Trigger Monitoring due May 23, 2025

Based on the Value of Invesco QQQ TrustSM, Series 1

of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Since other broker-dealers may not participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the notes. As calculation agent, MS & Co. will determine the initial share price, whether a trigger event occurs and the final share price, if applicable, and will calculate the amount of cash you will receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the determination closing price in the event of a market disruption event or discontinuance of the share underlying index. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Description of Equity-Linked Notes—Calculation Agent and Calculations,” “—Alternate Exchange Calculation in the Case of an Event of Default” and “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement for equity-linked notes. In addition, MS & Co. has determined the estimated value of the notes on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the notes. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the notes (and to other instruments linked to the underlying shares or the share underlying index), including trading in the underlying shares and in other instruments related to the underlying shares or the share underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the notes, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying shares or the stocks that constitute the share underlying index and other financial instruments related to the underlying shares or the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial share price, and, therefore, could affect the value that will be used to determine the payment at maturity. Additionally, such hedging or trading activities during the term of the notes, including on the valuation date, could affect the closing price of the underlying shares, and, accordingly, the amount of cash an investor will receive at maturity.

Risks Relating to the Underlying Shares

￭Adjustments to the underlying shares or to the share underlying index could adversely affect the value of the notes. The investment adviser to the Fund, Invesco Capital Management LLC (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the share underlying index. Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the Fund. Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the notes. Nasdaq, Inc. is responsible for calculating and maintaining the share underlying index. Nasdaq, Inc. may add, delete or substitute the stocks constituting the share underlying index or make other methodological changes that could change the value of the share underlying index, and, consequently, the price of the underlying shares and the value of the notes. Nasdaq, Inc. may discontinue or suspend calculation or publication of the share underlying index at any time. If trading in the underlying shares is permanently discontinued and/or the Fund is liquidated or otherwise terminated, and Nasdaq, Inc. subsequently discontinues publication of the share underlying index, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the underlying shares, and, consequently, the value of the notes.

￭The performance and market price of the Fund, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the Fund. The Fund does not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index.  In addition, the performance of the Fund will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index.  All of these factors may lead to a lack of correlation between the performance of the Fund and the share underlying index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the Fund may impact the variance between the performances of the Fund and the share underlying index.  Finally, because the shares of the Fund are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of the Fund may differ from the net asset value per share of the Fund.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the Fund may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of

November 2023 Page 8

Morgan Stanley Finance LLC

Dual Directional Knock-Out Notes With Daily Trigger Monitoring due May 23, 2025

Based on the Value of Invesco QQQ TrustSM, Series 1

the Fund may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the Fund, and their ability to create and redeem shares of the Fund may be disrupted. Under these circumstances, the market price of shares of the Fund may vary substantially from the net asset value per share of the Fund or the level of the share underlying index.

For all of the foregoing reasons, the performance of the Fund may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the Fund.  Any of these events could materially and adversely affect the price of the shares of the Fund and, therefore, the value of the notes.  Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the notes.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of the Fund on the valuation date, even if the Fund’s shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the Fund.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the amount payable at maturity for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that could affect the underlying shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the notes may be materially and adversely affected.

November 2023 Page 9

Morgan Stanley Finance LLC

Dual Directional Knock-Out Notes With Daily Trigger Monitoring due May 23, 2025

Based on the Value of Invesco QQQ TrustSM, Series 1

Invesco QQQ Trust℠, Series 1 Overview

Invesco QQQ Trust℠, Series 1 is an exchange-traded fund managed by Invesco Capital Management LLC, which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Nasdaq-100 Index®. Effective June 4, 2018, the name of the Fund was changed from PowerShares QQQ Trust℠, Series 1 to its current name, and effective on or about June 4, 2018, the name of the sponsor of Invesco QQQ Trust℠, Series 1 was changed to Invesco Capital Management LLC. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by Invesco Capital Management LLC pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-61001 and 811-08947, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the underlying shares is accurate or complete.

Information as of market close on November 16, 2023:

Bloomberg Ticker Symbol:	QQQ UQ
Current Share Price:	$385.95
52 Weeks Ago:	$285.44
52 Week High (on 11/16/2023):	$385.95
52 Week Low (on 12/28/2022):	$260.10

The following graph sets forth the daily closing prices of the underlying shares for each quarter in the period from January 1, 2018 through November 16, 2023. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the underlying shares for each quarter in the same period. The closing price of the underlying shares on November 16, 2023 was $385.95. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The underlying shares have at times experienced periods of high volatility. You should not take the historical prices of the underlying shares as an indication of its future performance, and no assurance can be given as to the closing price of the underlying shares on any day, including the valuation date.

Invesco QQQ Trust℠, Series 1 Daily Closing Prices January 1, 2018 to November 16, 2023

November 2023 Page 10

Morgan Stanley Finance LLC

Dual Directional Knock-Out Notes With Daily Trigger Monitoring due May 23, 2025

Based on the Value of Invesco QQQ TrustSM, Series 1

Invesco QQQ Trust℠, Series 1 (CUSIP 46090E103)	High ($)	Low ($)	Period End ($)
2018
First Quarter	174.08	153.45	160.13
Second Quarter	177.60	155.51	171.65
Third Quarter	186.74	170.80	185.79
Fourth Quarter	186.17	143.50	154.26
2019
First Quarter	182.57	149.82	179.66
Second Quarter	191.11	170.12	186.74
Third Quarter	195.29	180.73	188.81
Fourth Quarter	213.79	184.05	212.61
2020
First Quarter	236.98	169.30	190.40
Second Quarter	248.84	182.31	247.60
Third Quarter	302.76	250.49	277.84
Fourth Quarter	313.74	269.38	313.74
2021
First Quarter	336.45	299.94	319.13
Second Quarter	354.99	316.89	354.43
Third Quarter	382.11	354.57	357.96
Fourth Quarter	403.99	352.62	397.85
2022
First Quarter	401.68	318.17	362.54
Second Quarter	369.30	271.39	280.28
Third Quarter	333.06	267.26	267.26
Fourth Quarter	293.72	260.10	266.28
2023
First Quarter	320.93	261.58	320.93
Second Quarter	370.26	309.99	369.42
Third Quarter	385.74	354.21	358.27
Fourth Quarter (through November 16, 2023)	385.95	343.66	385.95

This document relates only to the notes offered hereby and does not relate to the underlying shares. We have derived all disclosures contained in this document regarding Invesco Capital Management LLC from the publicly available documents described in the preceding paragraph. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Invesco Capital Management LLC. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Invesco Capital Management LLC is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Invesco Capital Management LLC could affect the value received at maturity with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying shares.

We and/or our affiliates may presently or from time to time engage in business with Invesco Capital Management LLC. In the course of such business, we and/or our affiliates may acquire non-public information with respect to Invesco Capital Management LLC, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the notes under the securities laws. As a prospective purchaser of the notes, you should undertake an independent investigation of Invesco Capital Management LLC as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying shares.

The notes are not sponsored, endorsed, sold, or promoted by Invesco Capital Management LLC. Invesco Capital Management LLC makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. Invesco Capital Management LLC has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

November 2023 Page 11

Morgan Stanley Finance LLC

Dual Directional Knock-Out Notes With Daily Trigger Monitoring due May 23, 2025

Based on the Value of Invesco QQQ TrustSM, Series 1

Nasdaq-100 Index®. The Nasdaq-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The Nasdaq Stock Market LLC. The Nasdaq-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current Nasdaq-100 Index® share weights of each of the Nasdaq-100 Index® component securities, which are based on the total shares outstanding of each such Nasdaq-100 Index® component security, multiplied by each such security’s respective last sale price on Nasdaq (which may be the official closing price published by Nasdaq), and divided by a scaling factor, which becomes the basis for the reported Nasdaq-100 Index® value. The Nasdaq-100 Index® underwent a Special Rebalance, which became effective prior to market open on July 24, 2023. No securities were added to or removed from the Nasdaq-100 Index® as a result of this Special Rebalance. The Nasdaq-100 Index® is described in “Nasdaq-100 Index®” in the accompanying index supplement.

November 2023 Page 12

Morgan Stanley Finance LLC

Dual Directional Knock-Out Notes With Daily Trigger Monitoring due May 23, 2025

Based on the Value of Invesco QQQ TrustSM, Series 1

Additional Terms of the Notes

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Share underlying index:	Nasdaq-100 Index®
Share underlying index publisher:	Nasdaq, Inc., or any successor thereof
Denominations:	$1,000 and integral multiples thereof
Interest:	None
Call right:	The notes are not callable prior to the maturity date
Postponement of maturity date:

If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date as postponed falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following the valuation date as postponed.

Equity-linked notes:

All references to “equity-linked notes” or related terms in the accompanying product supplement for equity-linked notes shall be deemed to refer to dual directional knock-out notes when read in conjunction with this document.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered note holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the notes by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the notes in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date for determining the final share price.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the payment at maturity on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date and (ii) deliver the aggregate cash amount due with respect to the notes to the trustee for delivery to the depositary, as holder of the notes, on the maturity date.

November 2023 Page 13

Morgan Stanley Finance LLC

Dual Directional Knock-Out Notes With Daily Trigger Monitoring due May 23, 2025

Based on the Value of Invesco QQQ TrustSM, Series 1

Additional Information About the Notes

Additional Information:
Minimum ticketing size:	$1,000 / 1 note
Tax considerations:

Subject to the discussion below regarding the occurrence of a trigger event prior to the issue date, in the opinion of our counsel, Davis Polk & Wardwell LLP, the notes should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying product supplement called “United States Federal Taxation—Tax Consequences to U.S. Holders.” Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the “comparable yield” (as defined in the accompanying product supplement) of the notes, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of the payments on the notes. The comparable yield will be determined on the pricing date and may be significantly higher or lower than the comparable yield if the notes were priced on the date hereof. The comparable yield and the projected payment schedule (or information about how to obtain them) will be provided in the final pricing supplement. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.

You should read the discussion under “United States Federal Taxation” in the accompanying product supplement concerning the U.S. federal income tax consequences of an investment in the notes.

The comparable yield and the projected payment schedule will not be provided for any purpose other than the determination of U.S. Holders’ accruals of interest income and adjustments thereto in respect of the notes for U.S. federal income tax purposes, and we make no representation regarding the actual amount of the payments that will be made on the notes.

Notwithstanding the foregoing, if a trigger event occurs prior to the issue date, the notes will not be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. In this event, the notes will be treated as debt instruments issued with original issue discount (“OID”) in an amount equal to the excess of the fixed payment at maturity over the “issue price” of each note. A U.S. Holder will be required to include OID in income for U.S. federal income tax purposes as it accrues, in accordance with a constant-yield method based on a compounding of interest, regardless of such U.S. Holder’s method of accounting. Gain or loss realized on the sale, exchange or maturity of a note generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the notes for more than one year.

Special rules will apply if a trigger event occurs after the issue date and more than six months prior to the maturity date. Please read the discussion under “United States Federal Taxation—Tax Consequences to U.S. Holders—Long-Term Notes—Adjustments to Interest Accruals on the Notes” in the accompanying product supplement for a discussion of the rules.

If you are a non-U.S. investor, please also read the section of the accompanying product supplement called “United States Federal Taxation—Tax Consequences to Non-U.S. Holders.”

As discussed in the accompanying product supplement, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an Internal Revenue Service (“IRS”) notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the notes and current market conditions, we expect that the notes will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the notes do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the notes should not be Specified Securities and, therefore, should not be subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the notes.

Use of proceeds and hedging:

The proceeds from the sale of the notes will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per note issued, because, when we enter into hedging transactions in order to meet our

November 2023 Page 14

Morgan Stanley Finance LLC

Dual Directional Knock-Out Notes With Daily Trigger Monitoring due May 23, 2025

Based on the Value of Invesco QQQ TrustSM, Series 1

obligations under the notes, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the notes borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the notes.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the notes by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in underlying shares, futures and options contracts on the underlying shares, and any component stocks of the share underlying index listed on major securities markets or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could affect the price of the underlying shares on the pricing date, and, therefore, could affect the value that will be used to determine the payment at maturity. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the notes, including on the valuation date, by purchasing and selling the underlying shares, futures or options contracts on the underlying shares or component stocks of the share underlying index listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the notes, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the price of the underlying shares, and, therefore, adversely affect the value of the notes or the payment you will receive at maturity. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $10 for each note they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the notes. When MS & Co. prices this offering of notes, it will determine the economic terms of the notes, including the upside payment, such that for each note the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for Equity-Linked Notes and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for Equity-Linked Notes, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley or MSFL will arrange to send you the product supplement for Equity-Linked Notes, index supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Equity-Linked Notes dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated November 16, 2023

Terms used but not defined in this document are defined in the product supplement for Equity-Linked Notes, in the index supplement or in the prospectus.

November 2023 Page 15